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                                                                     EXHIBIT 4.6

                                 HONEYWELL INC.

                                 GUARANTOR ORDER


                                                                   July 18, 1996


The Chase Manhattan Bank
Global Trust Services
4 Chase MetroTech Center, 3rd Floor
Brooklyn, New York 11245

Ladies and Gentlemen:

     Pursuant to Section 303 of the Indenture dated as of July 15, 1996, (the "Indenture"), between Honeywell Inc., a Delaware corporation, as Guarantor, Honeywell Finance B.V., a private limited liability corporation organized under the laws of The Netherlands, Honeywell Canada Limited, a company incorporated under the laws of the Province of Ontario, Canada and you, as Trustee, the Guarantor hereby approves the delivery of the Guarantee, in the manner provided by the Indenture, duly endorsed on the Global Securities representing Book-Entry Notes, which Book-Entry Notes shall be substantially in the forms attached as Exhibits A, B, C and D hereto.


                                       Very truly yours,

                                       HONEYWELL INC.



                                       By     /s/ Paul N. Saleh
                                          ------------------------------------
                                              Paul N. Saleh
                                              Vice President and Treasurer

                                       And    /s/Sigurd Ueland, Jr.
                                           ------------------------------------
                                              Sigurd Ueland, Jr.
                                              Vice President and Secretary